Exhibit 3.1

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF “ETSY, INC.”, FILED IN THIS OFFICE ON THE THIRTIETH DAY OF APRIL, A.D. 2012, AT 8:28 O’CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

4110184 8100 120486574		Jeffrey W. Bullock, Secretary of State
	AUTHENTICATION:	9536807
	DATE:	04–30–12

You may verify this certificate online

at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 08:33 AM 04/30/2012 FILED 08:28 AM 04/30/2012 SRV 120486574 - 4110184 FILE

EIGHTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

ETSY, INC.

ETSY, INC., a corporation organized and existing under the laws of the State of Delaware (the “Company”), certifies that:

1.       The name of the Company is ETSY, INC. The Company was originally incorporated under the name “Indieco, Inc.” The Company’s original Certificate of Incorporation was filed with the Delaware Secretary of State on February 14, 2006.

2.       This Eighth Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law, and restates, integrates and further amends the provisions of the Company’s Seventh Amended and Restated Certificate of Incorporation, as amended.

3.       The text of the Seventh Amended and Restated Certificate of Incorporation, as amended, is amended and restated to read as set forth in EXHIBIT A attached hereto.

IN WITNESS WHEREOF, the Company has caused this Eighth Amended and Restated Certificate of Incorporation to be signed by the undersigned duly authorized officer of the Company.

Dated: April 30, 2012	/s/ Chad Dickerson
Chad Dickerson
President and Chief Executive Officer

EXHIBIT A

ARTICLE I

The name of this corporation is Etsy, Inc.

ARTICLE II

The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (“DGCL”).

ARTICLE III

The address of the Company’s registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, 19801. The name of the registered agent at such address is The Corporation Trust Company.

ARTICLE IV

4.1       The total number of shares of stock that the Company shall have authority to issue is 226,165,473, consisting of 205,000,000 shares of Common Stock, $0.001 par value per share, (the “Common Stock”) and 21,165,473 shares of Preferred Stock, $0.001 par value per share (the “Preferred Stock”). Of the authorized shares of Preferred Stock, 792,913 shares shall be designated “Series A Preferred Stock”, 1,570,873 shares shall be designated “Series A-1 Preferred Stock”, 1,128,431 shares shall be designated “Series B Preferred Stock”, 1,234,084 shares shall be designated “Series C Preferred Stock”, 3,431,522 shares shall be designated “Series D Preferred Stock”, 808,598 shares shall be designated “Series D-1 Preferred Stock”, 203,399 shares shall be designated “Series 1 Preferred Stock”, 401,450 shares shall be designated “Series E Preferred Stock” and 11,594,203 shares shall be designated “Series F Preferred Stock.”

ARTICLE V

The terms and provisions of the Common Stock and Preferred Stock are as follows:

5.1       Definitions. For purposes of this Article V, the following definitions shall apply (provided that the definition of “Affiliate” stated below shall apply throughout this Eighth Amended and Restated Certificate of Incorporation):

(a)    “Affiliate” shall mean, with respect to any individual or entity, an individual or entity that, directly or indirectly, controls, is controlled by or is under common control with such individual or entity, including, without limitation, any general partner, managing member, manager, member, officer or director of such entity or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, shares the same management or advisory company with, or is otherwise affiliated with such individual or entity.

(b)    “Conversion Price” shall mean $0.02429 per share for the Series A Preferred Stock, $0.03915 per share for the Series A-1 Preferred Stock, $0.080 per share for the Series B Preferred Stock, $0.267 per share for the Series C Preferred Stock, $0.663 per share for the Series D Preferred Stock, $0.663 per share for the Series D-1 Preferred Stock, $0.645 for the Series 1 Preferred Stock, $1.588 per share for the Series E Preferred Stock and $3.45 per share for the Series F Preferred Stock (in each case, subject to adjustment from time to time as set forth herein).

(c)    “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities convertible, directly or indirectly, into or exchangeable for Common Stock.

(d)    “Company” shall mean this corporation, Etsy, Inc.

(e)    “Corporate Transaction” shall mean any of the following: (i) a sale of all or substantially all of the assets of the Company; (ii) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation in which stockholders of the Company immediately before the merger or consolidation have, immediately after the merger or consolidation, a majority of the voting power of the surviving entity); (iii) a merger in which the Company is the surviving corporation but the shares of the Company’s Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise (other than a merger in which stockholders of the Company immediately before the merger have, immediately after the merger, a majority of the voting power of the surviving entity); or (iv) any transaction or series of related transactions in which more than 50% of the Company’s voting power is transferred, other than the sale of stock by the Company in transactions the primary purpose of which is to raise capital for the Company’s operations and activities.

(f)    “Distribution”  shall mean the transfer of cash or other property without consideration by way of dividend or otherwise, other than dividends on Common Stock payable in Common Stock, or the purchase or redemption of shares of the Company for cash or property other than: (i) repurchases of Common Stock held by employees, officers, directors or consultants of the Company or its subsidiaries upon termination of their employment or services pursuant to agreements providing for the right of such repurchase and (ii) repurchases of Common Stock pursuant to contractual rights of first refusal, repurchase or redemption approved by the Company’s Board of Directors.

(g)    “Dividend Rate” shall mean an annual rate of 8% of the Original Issue Price per share of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock, Series 1 Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, respectively.

(h)    “Liquidation Preference” shall mean $0.2429 per share for the Series A Preferred Stock, $0.3915 per share for the Series A-1 Preferred Stock, $0.80 per share for the Series B Preferred Stock, $2.67 per share for the Series C Preferred Stock, $6.63 per share for the Series D Preferred Stock, $6.63 per share for the Series D-1 Preferred Stock, $6.45 per share for the Series 1 Preferred Stock, $15.88 per share for the Series E Preferred Stock and $3.45 per share for the Series F Preferred Stock (in the case of each such series of Preferred Stock, subject to adjustment from time to time for Recapitalizations affecting the number of outstanding shares of such series of Preferred Stock).

(i)    “Options” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(j)    “Original Issue Price” shall mean $0.2429 per share for the Series A Preferred Stock, $0.3915 per share for the Series A-1 Preferred Stock, $0.80 per share for the Series B Preferred Stock, $2.67 per share for the Series C Preferred Stock, $6.63 per share for the Series D Preferred Stock, $6.63 per share for the Series D-1 Preferred Stock, $6.45 per share for the Series 1 Preferred Stock, $15.88 per share for the Series E Preferred Stock and $3.45 per share for the Series F Preferred Stock (in the case of each such series of Preferred Stock, subject to adjustment from time to time for Recapitalizations affecting the number of outstanding shares of such series of Preferred Stock).

(k)    “Preferred Stock” shall mean the Series A Preferred Stock, the Series A-1 Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series D-1 Preferred Stock, the Series 1 Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock; provided, however, that the Series 1 Preferred Stock shall not be deemed Preferred Stock for purposes of Section 5.4(d).

(1)    “Recapitalization” shall mean any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event.

(m)   “Senior Preferred Stock” shall mean the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D-1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock.

5.2        Dividends.

(a)    Preferred Stock. In any calendar year, the holders of outstanding shares of Preferred Stock shall be entitled to receive dividends, when, as and if declared by the Board of Directors, out of any assets at the time legally available therefor, at the Dividend Rate specified for such shares of Preferred Stock payable in preference to any declaration or payment of any Distribution on Common Stock in such calendar year. Payment of any dividends to the holders of the Preferred Stock shall be on a pro rata, pari passu basis in proportion to the Dividend Rates for each series of Preferred Stock. No Distributions shall be made with respect to the Common Stock unless approved by the holders of a majority of the outstanding shares of Preferred Stock, voting together as a single class on an as-converted basis. The right to receive dividends on shares of Preferred Stock shall not be cumulative, and no right to such dividends shall accrue to holders of Preferred Stock by reason of the fact that dividends on said shares are not declared or paid in any calendar year.

(b)    Additional Dividends.  After the payment or setting aside for payment of the dividends described in Section 5.2(a), any additional dividends (other than dividends on Common Stock payable solely in Common Stock) declared or paid in any fiscal year shall be declared or paid among the holders of the Preferred Stock and Common Stock then outstanding in proportion to the number of shares of Common Stock which would be held by each such holder if all shares of Preferred Stock were converted at the then-effective Conversion Rate (as defined in Section 5.4).

(c)    Non-Cash Distributions.  Whenever a Distribution provided for in this Section 5.2 shall be payable in property other than cash, the value of such Distribution shall be deemed to be the fair market value of such property as determined in good faith by the Board of Directors.

5.3       Liquidation Rights.

(a)    Liquidation Preference.

 (i)     In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary (a “Liquidation Event”), the holders of the Senior Preferred Stock shall be entitled to receive, prior and in preference to any Distribution of any of the assets of the Company to the holders of the Series 1 Preferred Stock and the Common Stock by reason of their ownership of such stock, an amount per share for each share of Senior Preferred Stock held by them equal to the sum of (x) the Liquidation Preference applicable to such series of Senior Preferred Stock and (y) all declared but unpaid dividends (if any) on such share of such series of Senior Preferred Stock. If upon the Liquidation Event, the assets of the Company legally available for distribution to the holders of the Senior Preferred Stock are insufficient to permit the payment to such holders of the full amounts specified in this Section 5.3(a)(i), then the entire assets of the Company legally available for distribution shall be distributed pro rata among the holders of the Senior Preferred Stock in proportion to the full amounts they would otherwise be entitled to receive pursuant to this Section 5.3(a)(i).

(ii)     After the payment in full of the amounts specified in subsection (a)(i) of this Section 5.3 to the holders of Senior Preferred Stock, if assets remain available for distribution to the Company’s stockholders, the holders of Series 1 Preferred Stock shall be entitled to receive, prior and in preference to any Distribution of any of the assets of the Company to the holders of the Common Stock by reason of their ownership of stock, an amount per share for each share of Series 1 Preferred Stock held by them equal to the sum of (x) the Liquidation Preference applicable to the Series 1 Preferred Stock and (y) all declared but unpaid dividends (if any) on such share of Series 1 Preferred Stock. If upon any Liquidation Event, the assets of the Company are insufficient to permit the payment to such holders of the full preferential amounts set forth in this Section 5.3(a)(ii), then the entire assets of the Company legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series 1 Preferred Stock in proportion to the full amounts they would otherwise be entitled to receive pursuant to this Section 5.3(a)(ii).

(b)    Remaining Assets.  After the payment or setting aside for payment to the holders of Preferred Stock of the full amounts specified in subsections (a)(i) and (ii) of this Section 5.3, the entire remaining assets of the Company legally available for distribution shall be distributed pro rata to holders of the Common Stock of the Company in proportion to the number of shares of Common Stock held by them. Notwithstanding the foregoing Section 5.3(a) and the first sentence of this Section 5(b), if, in connection with any Liquidation Event, the amount which the holders of shares of a series of Preferred Stock would, if such holders converted such shares of Preferred Stock into Common Stock immediately prior to such transaction, be entitled to receive pursuant to this Section 5(b) is greater than the amount which such holders would, if such holders did not so convert such shares into Common Stock, be entitled to receive pursuant to Section 5.3(a) above, then such holders shall receive such greater amount pursuant to such transaction in full satisfaction of all amounts to which such holders are entitled pursuant to Section 5.3(a) without first having so converted such shares into Common Stock.

(c)    Corporate Transaction.    A Corporate Transaction shall be deemed to be a Liquidation Event under this Section 5.3, unless otherwise determined by the vote or written consent of the holders of a majority of the outstanding shares of the Senior Preferred Stock, voting together as a single class on an as-converted basis, within 30 calendar days prior to the closing of such transaction.

(d)    Valuation of Non-Cash Consideration.  If any assets of the Company distributed to stockholders in connection with any Liquidation Event are other than cash, then the value of such assets shall be their fair market value as determined in good faith by the Board of Directors; provided that any publicly-traded securities to be distributed to stockholders in a Liquidation Event shall be valued as follows:

  (i)    Unless otherwise provided in the definitive agreement related to such Liquidation Event, if the securities are traded on a national securities exchange or the Nasdaq Stock Market (or a similar national quotation system), then the value of the securities shall be deemed to be the average of the closing prices of the securities on such exchange or system over the 10 trading day period ending five trading days prior to the distribution of the securities.

 (ii)    Unless otherwise provided in the definitive agreement related to such Liquidation Event, if the securities are actively traded over-the-counter, then the value of the securities shall be deemed to be the average of the closing bid prices of the securities over the 10 trading day period ending five trading days prior to the distribution of the securities.

(iii)    If there is no active public market, then the value of the securities shall be their fair market value as determined in good faith by the Board of Directors.

(iv)    If the securities are subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an Affiliate or former Affiliate), an appropriate discount will be made from the market value determined as above in Section 5.3(d)(i), 5.3(d)(ii) or 5.3(d)(iii) to reflect the approximate fair market value thereof, as determined by the Board of Directors.

 (v)    If the securities are distributed pursuant to the terms of a Corporate Transaction, the securities shall be deemed to have been distributed on the date such transaction closes.

For the purposes of this Section 5.3(d), “trading day” shall mean any day which the exchange or system on which the securities to be distributed are traded is open and “closing prices” shall be deemed to be: (i) for securities traded primarily on the New York Stock Exchange, the American Stock Exchange or Nasdaq, the last reported trade price or sale price, as the case may be, at 4:00 p.m., New York time, on that day and (ii) for securities listed or traded on other exchanges, markets and systems, the market price as of the end of the regular hours trading period that is generally accepted as such for such exchange, market or system. If, after the date hereof, the benchmark times generally accepted in the securities industry for determining the market price of a stock as of a given trading day shall change from those set forth above, the fair market value shall be determined as of such other generally accepted benchmark times.

5.4        Conversion.    The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a)    Right to Convert.  Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Company or any transfer agent for the Preferred Stock, into that number of fully-paid, nonassessable shares of Common Stock determined by dividing the Original Issue Price for the relevant series of Preferred Stock by the Conversion Price for such series of Preferred Stock. (The number of shares of Common Stock into which each share of Preferred Stock of a series may be converted is referred to as the “Conversion Rate” for each such series.) Upon any decrease or increase in the Conversion Price for any series of Preferred Stock, as described in this Section 5.4, the Conversion Rate for such series shall be appropriately increased or decreased.

(b)    Automatic Conversion.  Each share of Preferred Stock shall automatically be converted into fully-paid, non-assessable shares of Common Stock at the then effective Conversion Rate for such share (A) immediately prior to the closing of a firm commitment underwritten initial public offering pursuant to an effective registration statement filed on an internationally recognized securities exchange or trading system under the Securities Act of 1933, as amended (the “Securities Act”), covering the offer and sale of the Company’s Common Stock and yielding not less than $30,000,000 of gross proceeds to the Company, or (B) upon the receipt by the Company of a written request for such conversion from the holders of not less than a majority of the Preferred Stock, voting together as a single class on an as-converted basis, or, if later, the effective date for conversion specified in such request (each of (A) and (B) above, an “Automatic Conversion Event”). Notwithstanding the foregoing, no shares of Series F Preferred Stock shall be converted into shares of Common Stock pursuant to the foregoing clause (A) of this Section 5.4(b) unless either (i) such conversion is in connection with a public offering where the price per share is equal to or greater than $5.18 (subject to adjustment from time to time for Recapitalizations as set forth elsewhere herein) or (ii) the holders of a majority of the Series F Preferred Stock, voting as a separate class, otherwise consent in writing to such conversion.

(c)    Mechanics of Conversion.  No fractional shares of Common Stock shall be issued upon conversion of Preferred Stock. In lieu of any fractional shares, the Company shall pay cash equal to such fraction multiplied by the then fair market value of a share of Common Stock as determined by the Board of Directors. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion. Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock, and to receive certificates therefor, such holder shall either (A) surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Preferred Stock or (B) notify the Company or its transfer agent that such certificates have been lost, stolen or destroyed and execute an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates, and shall give written notice to the Company at such office that such holder elects to convert the same; provided, however, that on the date of an Automatic Conversion Event, the outstanding shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered; provided further, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such Automatic Conversion Event unless either the certificates evidencing such shares of Preferred Stock are surrendered as provided above, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. On the date of the occurrence of an Automatic Conversion Event, each holder of record of shares of Preferred Stock shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, notwithstanding that the certificates representing such shares of Preferred Stock shall not have been surrendered at the office of the Company, that notice from the Company shall not have been received by any holder of record of shares of Preferred Stock, or that the certificates evidencing such shares of Common Stock shall not then be actually delivered to such holder.

The Company shall, as soon as practicable after such delivery, or after such agreement and indemnification, issue and deliver at such office to such holder of Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and a check payable to the holder for any cash amounts payable in lieu of fractional shares, plus any declared and unpaid dividends on the converted Preferred Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date; provided, however, that if the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act or a merger, sale, financing, or liquidation of the Company or other event, the conversion may, at the option of any holder tendering Preferred Stock, for conversion, be conditioned upon the closing of such transaction, in which case the conversion of the Preferred Stock shall not be deemed to have occurred until immediately prior to the closing of such transaction or the occurrence of such event.

(d)    Adjustments to Conversion Price for Dilutive Issuances.

 (i)    Additional Shares.  For purposes of this Section 5.4, “Additional Shares of Common” shall mean all shares of Common Stock issued (or, pursuant to Section 5.4(d)(iii), deemed to be issued) by the Company after the filing of this Eighth Amended and Restated Certificate of Incorporation, other than:

(1)    shares of Common Stock issued or issuable to officers, directors and employees of, or consultants or advisors to, the Company pursuant to the terms of any option plan, restricted stock purchase agreement or similar arrangements that are approved by the Board of Directors (net of repurchases, cancellations and expirations of Common Stock issued or issuable with respect thereto, and subject to adjustment from time to time for Recapitalization affecting the number of outstanding shares of Common Stock);

(2)    shares of Common Stock issued upon the exercise or conversion of Options or Convertible Securities outstanding as of the date of the filing of this Eighth Amended and Restated Certificate of Incorporation;

(3)    shares of Common Stock issued or issuable as a dividend or distribution on Preferred Stock or pursuant to any event for which adjustment is made pursuant to Section 5.4(e), 5.4(f) or 5.4(g) hereof;

(4)    shares of Common Stock issued in a registered public offering under the Securities Act;

(5)    shares of Common Stock issued or issuable pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization or joint venture agreement approved by the Board of Directors;

(6)    shares of Common Stock issued or issuable to banks, real property lessors, equipment lessors or other financial institutions pursuant to a debt financing or commercial leasing transaction approved by the Board of Directors;

(7)    shares of Common Stock issued or issuable in connection with any settlement of any action, suit, proceeding or litigation approved by the Board of Directors;

(8)    shares of Common Stock issued or issuable in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board of Directors; and

(9)    shares of Common Stock issued or issuable to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors, provided, however, that the aggregate number of shares of Common Stock issued or issuable with respect to the foregoing subsections (5), (6), (7), (8) and (9) combined shall not exceed 2,500,000 shares (net of repurchases, cancellations and expirations of Common Stock issued or issuable with respect to such subsections, and subject to adjustment from time to time for Recapitalizations as set forth elsewhere herein) at any given time without the approval of the Board of Directors including a majority of the Preferred Directors.

 (ii)       No Adjustment of Conversion Price.  No adjustment in the Conversion Price of a particular series of Preferred Stock shall be made in respect of the issuance of Additional Shares of Common unless the consideration per share (as determined pursuant to Section 5.4(d)(iv)) for an Additional Share of Common issued or deemed to be issued by the Company is less than the Conversion Price immediately prior to such issue, for such series of Preferred Stock.

(iii)       Deemed Issue of Additional Shares of Common.  If the Company at any time or from time to time after the date of the filing of this Eighth Amended and Restated Certificate of Incorporation shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then:

(1)       the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities, the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options and the conversion or exchange of the underlying securities shall be deemed to have been issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date;

(2)       if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any change in the consideration payable to the Company or in the number of shares of Common Stock issuable upon the exercise, conversion or exchange thereof (other than a change pursuant to the anti-dilution provisions of such Options or Convertible Securities such as this Section 5.4(d) or pursuant to Recapitalization provisions of such Options or Convertible Securities such as Sections 5.4(e), 5.4(f) and 5.4(g) hereof), the Conversion Price of each series of Preferred Stock and any subsequent adjustments based thereon shall be recomputed to reflect such change as if such change had been in effect as of the original issue thereof (or upon the occurrence of the record date with respect thereto);

(3)       no further adjustment in the Conversion Price of any series of Preferred Stock shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock in connection with the exercise of such Options or conversion or exchange of such Convertible Securities;

(4)       no readjustment pursuant to clause (2) above shall have the effect of increasing the Conversion Price of a series of Preferred Stock to an amount above the Conversion Price in effect immediately prior to such adjustment;

(5)       upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price of each series of Preferred Stock computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if:

(A)      in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue of such exercised Options plus the consideration actually received by the Company upon such exercise or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange;

(B)      in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the Additional Shares of Common deemed to have been then issued was the consideration actually received by the Company for the issue of such exercised Options, plus the consideration deemed to have been received by the Company (determined pursuant to Section 5.4(d)(iv)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised; and

(6)       if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this Section 5.4(d)(iii) as of the actual date of their issuance.

(7)       Adjustment of Conversion Price Upon Issuance of Additional Shares of Common.  In the event the Company shall issue Additional Shares of Common (including Additional Shares of Common deemed to be issued pursuant to Section 5.4(d)(iii) without consideration or for a consideration per share less than the applicable Conversion Price of a series of Preferred Stock in effect on the date of and immediately prior to such issue), then the Conversion Price of such series of Preferred Stock shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction:

(A)      the numerator of which shall be the number of shares of Common Stock deemed to be outstanding (as defined below) immediately prior to such issue plus the number of shares which the aggregate consideration received by the Company for the total number of Additional Shares of Common so issued would purchase at such Conversion Price, and

(B)      the denominator of which shall be the number of shares of Common Stock deemed to be outstanding (as defined below) immediately prior to such issue plus the number of such Additional Shares of Common so issued.

Notwithstanding the foregoing, the Conversion Price shall not be reduced at such time if the amount of such reduction would be less than $0.01, but any such amount shall be carried forward, and a reduction will be made with respect to such amount at the time of, and together with, any subsequent reduction which, together with such amount and any other amounts so carried forward, equal $0.01 or more in the aggregate. For the purposes of adjusting the Conversion Price of a series of Preferred Stock, the grant, issue or sale of Additional Shares of Common consisting of the same class of security and warrants to purchase such security issued or issuable at the same price at two or more closings held within a six-month period shall be aggregated and shall be treated as one sale of Additional Shares of Common occurring on the earliest date on which such securities were granted, issued or sold. For the purposes of this Section 5.4(d)(iii)(7), the number of shares of Common Stock deemed to be outstanding as of a given date (the “Outstanding Shares”) shall be the sum of (A) the number of shares of Common Stock outstanding, (B) the number of shares of Common Stock issuable upon conversion of all outstanding shares of Preferred Stock, and (C) the number of shares of Common Stock which could be obtained through the exercise and/or conversion of any other outstanding Convertible Securities and all outstanding Options.

(iv)      Determination of Consideration.  For purposes of this Section 5.4(d), the consideration received by the Company for the issue (or deemed issue) of any Additional Shares of Common (the “Aggregate Consideration”) shall be computed as follows:

(1)       Cash and Property.    Such consideration shall:

(A)    if it consists of cash, be computed at the net amount of cash received by the Company after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale but without deduction of any expenses payable by the Company;

(B)    if it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

(C)    if Additional Shares of Common are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses 5.4(d)(iv)(l)(A) and 5.4(d)(iv)(l)(B) above, as reasonably determined in good faith by the Board of Directors.

(2)       Options and Convertible Securities.    The consideration per share received by the Company for Additional Shares of Common deemed to have been issued pursuant to Section 5.4(d)(iii) shall be determined by dividing:

(A)    the total amount of the consideration, if any, received or receivable by the Company for the issuance of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options and the conversion or exchange of the underlying Convertible Securities; provided that if the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Company shall be deemed to have received the minimum amounts of consideration without reference to such clauses; by

(B)    the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

If the minimum amount of consideration payable to the Company upon the exercise or conversion of such Options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, or is increased over time, the minimum amount of consideration deemed to have been received by the Company pursuant to clause 5.4(d)(iv)(2)(A) above shall be recomputed to reflect such change as if such change had been in effect as of the original issue thereof (or upon the occurrence of the record date with respect thereto).

(e)       Adjustments for Subdivisions or Combinations of Common Stock.     If the outstanding shares of Common Stock are subdivided (by stock split, by payment of a stock dividend or otherwise) into a greater number of shares of Common Stock, the Conversion Price of each series of Preferred Stock in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. If the outstanding shares of Common Stock are combined (by reclassification or otherwise) into fewer shares of Common Stock, the Conversion Prices in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately increased.

(f)       Adjustments for Subdivisions or Combinations of Preferred Stock.     If the outstanding shares of Preferred Stock or a series of Preferred Stock shall be subdivided (by stock split, by payment of a stock dividend or otherwise) into a greater number of shares of Preferred Stock, the Original Issue Price and Liquidation Preference of the affected series of Preferred Stock in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. If the outstanding shares of Preferred Stock or a series of Preferred Stock shall be combined (by reclassification or otherwise) into fewer shares of Preferred Stock, the Original Issue Price and Liquidation Preference of the affected series of Preferred Stock in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately increased.

(g)       Adjustments for Reclassification. Exchange and Substitution.  Subject to Section 5.3 above, if the Common Stock issuable upon conversion of the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), then in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, each holder of such Preferred Stock shall have the right thereafter to convert such shares of Preferred Stock into a number of shares of such other class or classes of stock which a holder of the number of shares of Common Stock deliverable upon conversion of such series of Preferred Stock immediately before that change would have been entitled to receive in such reorganization or reclassification, all subject to further adjustment as provided herein with respect to such other shares.

(h)       Certificate as to Adjustments.  Upon the occurrence of each adjustment of the Conversion Price pursuant to this Section 5.4, the Company, at its expense, shall promptly compute such adjustment and furnish to each holder of Preferred Stock a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based. The Company shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Preferred Stock.

(i)       Waiver of Adjustment of Conversion Price.  Notwithstanding anything herein to the contrary, any downward adjustment of the Conversion Price of any series of Preferred Stock may be waived, either prospectively or retroactively and either generally or in a particular instance, by the consent or vote of the holders of a majority of the outstanding shares of the Senior Preferred Stock, voting together as a single class on an as-converted basis.

(j)       Notices of Record Date.  If the Company shall propose at any time:

  (i)   to declare any Distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

 (ii)   to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

(iii)   to voluntarily liquidate or dissolve or to enter into any transaction deemed to be a liquidation, dissolution or winding up of the Company pursuant to Section 5.3(c);

then, in connection with each such event, the Company shall send to the holders of the Preferred Stock at least 10 days’ prior written notice of the date on which a record shall be taken for such Distribution (and specifying the date on which the holders of Common Stock shall be entitled thereto and, if applicable, the amount and character of such Distribution) or for determining rights to vote in respect of the matters referred to in Section 5.4(j)(ii) and 5.4(j)(iii) above. Such written notice shall be given by first class mail (or express courier), postage prepaid, addressed to the holders of Preferred Stock at the address for each such holder as shown on the books of the Company and shall be deemed given on the date such notice is mailed. The notice provisions set forth in this Section 5.4(j) may be shortened or waived prospectively or retrospectively by the vote or written consent of the holders of a majority of the outstanding shares of the Preferred Stock, voting together as a single class on an as-converted basis.

(k)    Reservation of Stock Issuable Upon Conversion.  The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

5.5       Voting.

(a)    Restricted Class Voting.  Except as otherwise expressly provided herein or as required by law, the holders of Preferred Stock and the holders of Common Stock shall vote together and not as separate classes or series.

(b)    Preferred Stock.  Each holder of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which the shares of Preferred Stock held by such holder could be converted as of the record date. The holders of shares of the Preferred Stock shall be entitled to vote on all matters on which the Common Stock shall be entitled to vote. Holders of Preferred Stock shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Company. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted), shall be disregarded. Holders of Preferred Stock may act by written consent in the same manner as holders of Common Stock.

(c)    Election of Directors.

 (i)   So long as at least 500,000 shares (subject to adjustment from time to time for Recapitalizations as set forth elsewhere herein) of Series A-1 Preferred Stock, Series B Preferred Stock and Series C Preferred Stock remain outstanding, the holders of Series A-1 Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, voting together as a single class, shall be entitled to elect one member of the Company’s Board of Directors at each meeting or pursuant to each consent of the Company’s stockholders for the election of directors (the “Junior Preferred Director”) and to remove from office such director and to fill any vacancy caused by the resignation, death or removal, with or without cause, of the Junior Preferred Director.

  (ii)     So long as at least 500,000 shares (subject to adjustment from time to time for Recapitalizations as set forth elsewhere herein) of Series D Preferred Stock and Series D-1 Preferred Stock remain outstanding, the holders of Series D Preferred Stock and Series D-1 Preferred Stock, voting together as a single class, shall be entitled to elect one member of the Company’s Board of Directors at each meeting or pursuant to each consent of the Company’s stockholders for the election of directors (the “Series D Director) and to remove from office such director and to fill any vacancy caused by the resignation, death or removal, with or without cause, of the Series D Director.

 (iii)     So long as at least 47,000 shares (subject to adjustment from time to time for Recapitalizations as set forth elsewhere herein) of Series E Preferred Stock remain outstanding, the holders of Series E Preferred Stock shall be entitled to elect one member of the Company’s Board of Directors at each meeting or pursuant to each consent of the Company’s stockholders for the election of directors (the “Series E Director” and, collectively with the Junior Preferred Director and the Series D Director, the “Preferred Directors’’) and to remove from office such director and to fill any vacancy caused by the resignation, death or removal, with or without cause, of the Series E Director.

 (iv)     The holders of Common Stock, voting as a separate class, shall be entitled to elect one member of the Company’s Board of Directors at each meeting or pursuant to each consent of the Company’s stockholders for the election of directors and to remove from office such director and to fill any vacancy caused by the resignation, death or removal, with or without cause, of such director. The holders of Common Stock and Preferred Stock, voting together as a single class on an as-if-converted basis, shall be entitled to elect any additional members of the Company’s Board of Directors at each meeting or pursuant to each consent of the Company’s stockholders for the election of directors and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal, with or without cause, of such directors.

(d)    Adjustment in Authorized Common Stock.  Notwithstanding the provisions of Section 242(b)(2) of the DGCL, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by an affirmative vote of the holders of a majority of the outstanding shares of the Common Stock and Preferred Stock, voting together as a single class on an as-if converted basis.

(e)    Common Stock.  Each holder of shares of Common Stock shall be entitled to one vote for each share thereof held.

5.6       Protective Provisions.

(a)    In addition to any other vote or consent required herein or by law, the Company shall not, by amendment, reclassification, merger, consolidation, recapitalization or otherwise, after the filing of this Eighth Amended and Restated Certificate of Incorporation, without first obtaining the approval (by vote or written consent as provided by law) of the holders of a majority of the outstanding shares of the Series A-1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, voting together as a single class on an as-converted basis:

   (i)     create, incur, assume or permit to exist any indebtedness for borrowed money (other than trade debt, operating expenses, lease obligations and indemnification obligations in the ordinary course of business) or guarantee any such indebtedness, unless approved by the Board of Directors;

   (ii)     repurchase or redeem any shares of the Common Stock of the Company for cash or property, other than repurchases of Common Stock from employees, officers, directors or consultants of the Company at cost pursuant to agreements approved by the Board of Directors;

  (iii)     increase or decrease the size of the Board of Directors;

  (iv)     make any loan or advance or extend any credit (other than extensions of credit to suppliers and customers in the ordinary course of business) to any corporation, partnership, limited liability company, trust, governmental body or other entity, other than a wholly-owned subsidiary of the Company, unless approved by the Board of Directors;

   (v)     enter into any transaction with any officer or director of the Company or any other person that beneficially owns, together with such person’s Affiliates, securities representing 5% or more of the Outstanding Shares of the Company (assuming the exercise and/or conversion in full of all such securities), other than employment, proprietary information, indemnification and like agreements with, and loans to cover the travel, relocation or business expenses of, any officer or director of the Company on reasonable and customary terms in the ordinary course of business, unless approved by the Board of Directors;

  (vi)     create any additional class or series of shares of stock, unless the same ranks junior to the Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Company or with respect to the payment of dividends or redemption rights, or increase the authorized number of shares of any class or series of shares of stock, unless the same ranks junior to the Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Company and with respect to the payment of dividends and redemption rights, or create or authorize any obligation or security convertible into shares of any class or series of stock, unless the same ranks junior to the Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Company and with respect to the payment of dividends and redemption rights;

 (vii)     consummate a Corporate Transaction; or

(viii)     amend this Section 5.6(a).

(b)          In addition to any other vote or consent required herein or by law, the Company shall not, by amendment, reclassification, merger, consolidation, recapitalization or otherwise, after the filing of this Eighth Amended and Restated Certificate of Incorporation, (i) increase or decrease the aggregate number of authorized shares of a series of Preferred Stock or (ii) amend this Eighth Amended and Restated Certificate of Incorporation so as to alter or change the powers, preferences, or special rights of the shares of a series of Preferred Stock so as to affect them adversely (but without so affecting the entire class of Preferred Stock), without first obtaining the approval (by vote or written consent as provided by law) of the holders of a majority of the outstanding shares of such affected series of Preferred Stock, voting as a separate series.

5.7         Notices.  Except as otherwise expressly provided herein, any notice required by the provisions of this Article V shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, provided that for international parties, other than pursuant to (i) and (ii) of this Section 5.7, when sent with a internationally recognized courier, three (3) business days after deposit. All notices shall be addressed to each holder of record at such holder’s address appearing on the books of the Company.

ARTICLE VI

The Company is to have perpetual existence.

ARTICLE VII

Elections of directors need not be by written ballot unless a stockholder demands election by written ballot at the meeting and before voting begins or unless the Bylaws of the Company shall so provide.

ARTICLE VIII

Unless otherwise set forth herein, the number of directors which constitute the Board of Directors of the Company shall be designated as set forth in the Bylaws of the Company.

ARTICLE IX

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Company is expressly authorized to make, alter, amend or repeal the Bylaws of the Company, but the stockholders may adopt additional Bylaws and may amend or repeal any Bylaw, whether adopted by them or otherwise.

ARTICLE X

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Company may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Company.

ARTICLE XI

To the fullest extent permitted by law, a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL or any other law of the State of Delaware is amended after approval of this Article 11 to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL or other law as so amended.

Any repeal or modification of the foregoing provisions of this Article 11 by the stockholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of, or increase the liability of any director of the Company with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

ARTICLE XII

To the fullest extent permitted by applicable law, the Company is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Company (and any other persons to which the DGCL permits the Company to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL.

Any amendment, repeal or modification of the foregoing provisions of this Article 12 shall not adversely affect any right or protection of any director, officer or other agent of the Company existing at the time of, or increase the liability of any director of the Company with respect to any acts or omissions of such director, officer or other agent occurring prior to, such amendment, repeal or modification.

ARTICLE XIII

The Company renounces any interest of expectancy of the Company in, or in being offered, an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired by, created or developed by, or which otherwise comes into possession of, (i) any director of the Company who is not an employee of the Company or any of its subsidiaries, or (ii) any holder of Preferred Stock or any Affiliate of any such holder, other than someone who is an employee of the Company or any of its subsidiaries (collectively, “Covered Person”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Company.

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “ETSY, INC.”, FILED IN THIS OFFICE ON THE TENTH DAY OF JANUARY, A.D. 2014, AT 12:31 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

4110184 8100 140033085		Jeffrey W. Bullock, Secretary of State
	AUTHENTICATION:	1049172
	DATE:	01–10–14

You may verify this certificate online

at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 12:33 PM 01/10/2014 FILED 12:31 PM 01/10/2014 SRV 140033085 – 4110184 FILE

FIRST CERTIFICATE OF AMENDMENT

TO THE

EIGHTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ETSY, INC.

(Pursuant to Section 242 of the

General Corporation Law of the State of Delaware)

Etsy, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”).

DOES HEREBY CERTIFY:

FIRST: That the name of this corporation is Etsy, Inc. and that this corporation was originally incorporated pursuant to the General Corporation Law on February 14, 2006 under the name Indieco, Inc. (hereinafter, the “Corporation”).

SECOND:        That the Board of Directors of the Corporation adopted resolutions setting forth proposed amendments to the Eighth Amended and Restated Certificate of Incorporation of the Corporation (the “Restated Certificate”), declaring said amendments to be advisable and in the best interests of the Corporation and its stockholders and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders therefor, which resolutions setting forth the proposed amendments are substantially as follows:

RESOLVED, that Section 4.1 of Article IV of the Restated Certificate be deleted and replaced in full with the following:

“4.1         The total number of shares of stock that the Company shall have authority to issue is 236,165,473, consisting of 215,000,000 shares of Common Stock, $0.001 par value per share, (the “Common Stock”) and 21,165,473 shares of Preferred Stock, $0.001 par value per share (the “Preferred Stock”). Of the authorized shares of Preferred Stock, 792,913 shares shall be designated “Series A Preferred Stock”, 1,570,873 shares shall be designated “Series A-1 Preferred Stock”, 1,128,431 shares shall be designated “Series B Preferred Stock”, 1,234,084 shares shall be designated “Series C Preferred Stock”, 3,431,522 shares shall be designated “Series D Preferred Stock”, 808,598 shares shall be designated “Series D-1 Preferred Stock”, 203,399 shares shall be designated “Series 1 Preferred Stock”, 401,450 shares shall be designated “Series E Preferred Stock” and 11,594,203 shares shall be designated “Series F Preferred Stock.”

THIRD:   That thereafter said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law by written consent of the stockholders holding the requisite number of shares required by statute given in accordance with and pursuant to Section 228 of the General Corporation Law.

IN WITNESS WHEREOF, Etsy, Inc. has caused this First Certificate of Amendment to the Eighth Amended and Restated Certificate of Incorporation to be signed by its Chief Executive Officer this 10th day of January, 2014.

Etsy, Inc.

By	/s/ Chad Dickerson
Chad Dickerson
President and Chief Executive Officer

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “ETSY, INC.”, FILED IN THIS OFFICE ON THE FIRST DAY OF APRIL, A.D. 2014, AT 11:28 O’CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

4110184 8100 140411503		Jeffrey W. Bullock, Secretary of State
	AUTHENTICATION:	1256538
	DATE:	04–01–14

You may verify this certificate online

at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 11:56 AM 04/01/2014 FILED 11:28 AM 04/01/2014 SRV 140411503 – 4110184 FILE

SECOND CERTIFICATE OF AMENDMENT

TO THE

EIGHTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ETSY, INC.

(Pursuant to Section 242 of the

General Corporation Law of the State of Delaware)

Etsy, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

FIRST: That the name of this corporation is Etsy, Inc. and that this corporation was originally incorporated pursuant to the General Corporation Law on February 14, 2006 under the name Indieco, Inc. (hereinafter, the “Corporation”).

SECOND:        That the Board of Directors of the Corporation adopted resolutions setting forth proposed amendments to the Eighth Amended and Restated Certificate of Incorporation of the Corporation, as amended (the “Restated Certificate”), declaring said amendments to be advisable and in the best interests of the Corporation and its stockholders and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders therefor, which resolutions setting forth the proposed amendments are substantially as follows:

RESOLVED, that Section 4.1 of Article IV of the Restated Certificate be deleted and replaced in full with the following:

“4.1         The total number of shares of stock that the Company shall have authority to issue is 261,165,473, consisting of 240,000,000 shares of Common Stock, $0.001 par value per share, (the “Common Stock”) and 21,165,473 shares of Preferred Stock, $0.001 par value per share (the “Preferred Stock”). Of the authorized shares of Preferred Stock, 792,913 shares shall be designated “Series A Preferred Stock”, 1,570,873 shares shall be designated “Series A-1 Preferred Stock”, 1,128,431 shares shall be designated “Series B Preferred Stock”, 1,234,084 shares shall be designated “Series C Preferred Stock”, 3,431,522 shares shall be designated “Series D Preferred Stock”, 808,598 shares shall be designated “Series D-1 Preferred Stock”, 203,399 shares shall be designated “Series 1 Preferred Stock”, 401,450 shares shall be designated “Series E Preferred Stock” and 11,594,203 shares shall be designated “Series F Preferred Stock.”

THIRD:   That thereafter said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law by written consent of the stockholders holding the requisite number of shares required by statute given in accordance with and pursuant to Section 228 of the General Corporation Law.

IN WITNESS WHEREOF, Etsy, Inc. has caused this Second Certificate of Amendment to the Eighth Amended and Restated Certificate of Incorporation to be signed by its Chief Executive Officer this 31st day of March, 2014.

Etsy, Inc.

By	/s/ Chad Dickerson
Chad Dickerson
President and Chief Executive Officer

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “ETSY, INC.”, FILED IN THIS OFFICE ON THE TWENTY-FIFTH DAY OF MARCH, A.D. 2015, AT 5:30 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

4110184 8100 150409136		Jeffrey W. Bullock, Secretary of State
	AUTHENTICATION:	2235183
	DATE:	03-25-15

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:29 PM 03/25/2015
FILED 05:30 PM 03/25/2015
SRV 150409136 – 4110184 FILE

THIRD CERTIFICATE OF AMENDMENT

TO THE

EIGHTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ETSY, INC.

(Pursuant to Section 242 of the

General Corporation Law of the State of Delaware)

Etsy, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

HEREBY CERTIFIES:

FIRST: That the name of this corporation is Etsy, Inc. (“Etsy”) and that Etsy was originally incorporated pursuant to the General Corporation Law on February 14, 2006 under the name Indieco, Inc.

SECOND:        That the Board of Directors (the “Board”) of Etsy adopted resolutions setting forth a proposed amendment to Etsy’s Eighth Amended and Restated Certificate of Incorporation (as amended, the “Restated Certificate”), declaring that amendment to be advisable and in the best interests of Etsy and its stockholders and authorizing the appropriate officers of Etsy to solicit the consent of the stockholders for that amendment. The resolution setting forth the proposed amendment is as follows:

Section 4.1 of Article IV of the Restated Certificate will be deleted and replaced in full with the following in order to effect a two-for-one (2:1) reverse stock split of the Common Stock and to decrease the authorized number of shares of Common Stock:

“4.1         The total number of shares of stock that the Company shall have authority to issue is 141,165,473, consisting of 120,000,000 shares of Common Stock, $0.001 par value per share, (the “Common Stock”) and 21,165,473 shares of Preferred Stock, $0.001 par value per share (the “Preferred Stock”). Of the authorized shares of Preferred Stock, 792,913 shares shall be designated “Series A Preferred Stock”, 1,570,873 shares shall be designated “Series A-1 Preferred Stock”, 1,128,431 shares shall be designated “Series B Preferred Stock”, 1,234,084 shares shall be designated “Series C Preferred Stock”, 3,431,522 shares shall be designated “Series D Preferred Stock”, 808,598 shares shall be designated “Series D-1 Preferred Stock”, 203,399 shares shall be designated “Series 1 Preferred Stock”, 401,450 shares shall be designated “Series E Preferred Stock” and 11,594,203 shares shall be designated “Series F Preferred Stock. Effective upon the filing of this Third Certificate of Amendment to the Eighth Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, each two (2) shares of Common Stock issued and outstanding immediately prior to the effective time shall be automatically combined into one (1) share of Common Stock, without any action by the holder thereof.”

THIRD:   That after the Board’s adoption of that amendment, the amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law by written consent of the stockholders holding the requisite number of shares required by statute and given in accordance with and pursuant to Section 228 of the General Corporation Law.

Etsy, Inc. has caused this Third Certificate of Amendment to the Eighth Amended and Restated Certificate of Incorporation to be signed by its Chief Executive Officer this 25th day of March, 2015.

ETSY, INC.

By
Chad Dickerson
President and Chief Executive Officer